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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 24, 1998 (except for the matters in Note 10 for which the date is June 5, 1998), for the three months ended March 31, 1998, and for the period from inception (April 22, 1997) through December 31, 1997, and to all references to our Firm included in this Amendment No. 2 to the Registration Statement on Form S-1.




                                             ARTHUR ANDERSEN LLP



Dallas, Texas

June 29, 1998